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                                                                    EXHIBIT 23.2

                      CONSENT OF COOPERS & LYBRAND L.L.P.

Consent of Independent Accountants

We consent to the incorporation by reference in the registration statement of AccuStaff Incorporated on Form S-3 of our report dated March 20, 1998, on our audits of the consolidated financial statements of AccuStaff Incorporated as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which report is included in this Annual Report on Form 10-K.

We also consent to the reference to our firm under the caption "Experts."



/s/ Coopers & Lybrand L.L.P.

Jacksonville, Florida
April 6, 1998